Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 31, 2017, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-221621) and related Prospectus of Advantage Insurance Inc. dated December 1, 2017.

/s/ Ernst & Young Ltd.

Hamilton, Bermuda

December 1, 2017